                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                       FORM 8-K

                                    CURRENT REPORT
        Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported):  August 1, 1996
                                                             --------------

                                CZECH INDUSTRIES, INC.
                              -------------------------
                (Exact name of registrant as specified in its charter)

         Delaware                     0-26202                   521807562
        ----------                   ---------                 -----------
(State or other jurisdiction    (Commission File Number.)      (IRS Employer
      of incorporation)                                     Identification No.)

                15245 Shady Grove Road, Suite 340, Rockville, MD 20850
               --------------------------------------------------------
                (Address of principal executive offices)   (Zip Code)

         Registrant's telephone number, including area code:  (301) 527-1110
                                                              ---------------

                       INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

    THE DATE AND MANNER OF THE ACQUISITION. On August 1, 1996, Czech Industries, Inc. (the "Company") purchased eighty percent (80%) of the issued and outstanding capital stock of Eastbrokers Beteiligungs AG ("Eastbrokers"), a Vienna, Austria based investment banking and brokerage firm. The Company issued
5.4 million newly issued, fully paid and non-assessable shares of common stock of the Company as consideration for the shares of Eastbrokers. As further described below, the consideration is subject to adjustment upon the earnings of certain net profit targets and upon the receipt of certain net cash proceeds from the future sale of the Company's interest in the Hotel Fortuna a.s.. The shares issued have not been registered under the Securities Act of 1933 (the "Act") and the holders have agreed not to sell these shares in any U.S. public trading market for a period of two years from the closing.

    Management believes the acquisition of Eastbrokers represents a unique strategic fit between the Company and Eastbrokers. The Company has access to and knowledge of the US capital markets and cash available to finance increased trading activities and for expansion of Eastbrokers into other regions. Eastbrokers has an historical record of growth and earnings, strong management and the ability to conduct business and provide emerging market investment opportunities not ordinarily available to US investors. In reaching its conclusions, the board considered among other things, (i) information concerning the financial performance and condition, business operations, capital levels and prospects of the Company and Eastbrokers, their projected future results as separate entities and on a combined basis, (ii) the current state of the financial services industry in Eastern and Central Europe, including the likelihood of increased competition and the potential of losing key employees to competitors, (iii) the structure of the transaction, (iv) the potential political and economic risk in the post communist and emerging markets of Eastern and Central Europe, (v) the existing relationship between the Company and Eastbrokers and any potential conflict of interest leading up to, during, and subsequent to the consummation of the transaction, (vi) and the opinions of its financial advisors described below as to the fairness from a financial perspective of the consideration. In reaching its decision to approve the Agreement, the board did not assign any relative weight to the various factors considered and individual directors may have given differing weights to different factors.

    BRIEF DESCRIPTION OF EASTBROKERS. Eastbrokers is a holding company that, through its subsidiaries, provides financial services in Eastern and Central Europe. Eastbrokers was founded in 1991 after the fall of communism and upon the commencement of privatization of the economies in the region. The principal strategic objective of Eastbrokers has been to establish controlling ownership of independent broker-dealers and to create a network that provides access to emerging market investment opportunities in Eastern and Central Europe. The company markets these investment opportunities to Western European institutional and commercial investors.

    Eastbrokers' primary business is to provide its customers with stock brokering and investment banking services. The company conducts business through its head office in Vienna, Austria and in regional offices located in
(a) Vienna, Austria, (b) Prague, Czech Republic, (c) Budapest, Hungary, (d) Bratislava, Slovakia, (e) Almaty, Kazakhstan, (f) Istanbul, Turkey, (g) Moscow, Russia, (h) Bucharest, Romania, (i) Sofia, Bulgaria, (j) Ljubljana,
Slovenia, (k) Zagreb, Croatia, and (l) Warsaw, Poland. Eastbrokers is a member of the Vienna Stock Exchange, the Budapest Stock Exchange, the Bratislava Stock Exchange, the Zagreb Stock Exchange, the Ljubljana Stock Exchange, Bucharest Stock Exchange, the Central Asian Stock Exchange, the Warsaw Stock Exchange and a shareholder and member of the Prague Stock Exchange. Eastbrokers also owns
48 percent of WMP Borsenmakler AG, a publicly held Austrian investment banking and brokerage firm which is included in the Eastbrokers acquisition.

    Eastbrokers' brokerage, trading and market making business accounts for approximately 80% of all revenues. Eastbrokers conducts its sales activities as principal and agent on behalf of its clients. The company primarily distributes and trades Eastern and Central European equity securities and to a lesser degree debt securities. The company, through its subsidiary WMP Borsenmakler AG, actively makes a market for the securities of more than 400 companies on the Vienna Exchange.

    Eastbrokers is also a leading Eastern and Central European investment banking firm which provides advice to, and raises capital for Eastern and Central European companies. The company provides advisory services on key strategic matters such as mergers, acquisitions, privatizations, joint ventures as well as long range financial planning. The company raises much of its capital in Western Europe through institutional and commercial investors.

    The new board of directors and the management of the Company are as follows:

         Petr Bednarik, Ing., Director
         Randall F. Greene, Director
         Wolfgang M. Kossner, Executive Vice President, Director
         August A. de Roode, Chief Executive Officer, Director
         Peter Schmid, President, Director
         Martin A. Sumichrast, Chief Financial Officer, Executive Vice
          President, Director
         Michael Sumichrast, Ph.D., Chairman of the Board
         A designee of Eastbrokers

    August A. de Roode, a new member of the board of directors and the new Chief Executive Officer of the Company, is 28 and one of three principal shareholders of Eastbrokers Beteiligungs AG. Mr. de Roode joined Eastbrokers as a managing director in 1993, and presently serves on the Supervisory Boards of Eastbrokers' subsidiaries in Vienna, Budapest, Sofia and Moscow. From 1990 to 1993, Mr. de Roode was an independent asset manager.

    Wolfgang M. Kossner, also a new member of the board of directors, is  27 and a founder and one of three principal shareholders of Eastbrokers Beteiligungs AG. From 1991 to 1993, Mr. Kossner served as the manager of securities trading at WMP Borsenmakler AG, a Vienna based subsidiary of Eastbrokers Beteiligungs AG. In 1993, Mr. Kossner became the managing director of WMP Borsenmakler AG, and presently serves on the Supervisory Boards of Eastbrokers' subsidiaries in Vienna, Budapest, Ljubljana and Zagreb. Prior to 1991, Mr. Kossner was a bond and derivatives trader for Raiffeisen Zentralbank, an Austrian bank.

    The other individuals listed above are continuing directors of the Company. Peter Schmid, a continuing director of the Company, is a founder, one of three principal shareholders of Eastbrokers, and the current President of Eastbrokers.

    The Company's Bylaws have been amended to require the affirmative vote of sixty-six and two thirds percent of the directors present at a meeting at which a quorum is present to act upon

Material Events. A Material Event is defined in the Bylaws as (i) any merger, consolidation or other business combination to which the Corporation or any Subsidiary is a party; (ii) any increase or reduction in the authorized capital of the Corporation or any recapitalization of the Corporation, or the creation of any additional class of stock of the Corporation, or the sale, issuance, exchange, purchase or redemption of shares of capital stock of any class of the Corporation now or hereafter authorized, or any securities exchangeable for, or convertible into such shares, or warrants or other instruments evidencing rights or options to subscribe for, or otherwise acquire such shares; (iii) any sale, lease, exchange, transfer or other disposition, directly or indirectly, in a single transaction or series of related transactions, of any asset or assets of the Corporation or any Subsidiary equivalent to or greater than 20% of the net worth of the Corporation as reflected on the balance sheet most recent to the date of such transaction; (iv) any purchase, lease, exchange or other acquisition, directly or indirectly, in a single transaction or a series of related transactions, of assets by the Corporation or any Subsidiary equivalent to or greater than 20% of the net worth of the Corporation as reflected on the balance sheet most recent to the date of such transaction;
(v) the nomination of a person or persons to serve as a member of the board of directors of the Corporation or to act as chairman of the board; (vi) the removal of any member of the board of directors of the Corporation; (vii) the amendment of any employment agreement between the Corporation and any of its officers; (viii) the designation of an Executive Committee and the authorization or revision of the powers of such committee; or (ix) the amendment of the Corporation's Certificate of Incorporation or Bylaws of comparable governing instruments. Prior to the amendment, the Bylaws had no provision relating to Material Events. Consequently, the above actions which may have a significant and long term effect on the Company, including a change in the control of the board of directors, will require a larger consensus of the board of directors.

    Further, the Eastbrokers shareholders who received the Company's stock have agreed that for the three year period following the closing of the transaction, they will vote their shares in favor of any recommendation of the board of directors. Also, in respect of any vacancy created by the resignation, removal or expiration of term of Dr. Michael Sumichrast, Martin A. Sumichrast, Randall
F. Greene and Ing. Petr Bednarik or any successor to such persons, such former Eastbrokers shareholders will vote their shares in favor of the person designated by the majority of the above mentioned directors.

    The Bylaws have also been amended to provide at least five days notice to each director of the time and place of regular board meetings and at least five days notice of special board meetings called by the President or by the Secretary on the written request of any two directors. Prior to this amendment, the Bylaws did not require any notice to directors in the case of regular meeting and at least two days notice of special meetings called by the President or by the Secretary on the written request of any two directors.

     The Bylaws have also been amended to require, for purposes of constituting a quorum, a majority of directors composed of at least two Buyer directors and two Seller directors. Further, in the event an equal number of directors each favor and oppose an item of business upon which a vote is called, and a deadlock results, the status quo shall be maintained until a vote of the majority of the board of directors at a meeting at which a quorum is present alters the status quo. For purposes of the section of the Bylaws describing the quorum provision only, the term Buyer director means lng. Petr Bednarik, Randall F. Greene, Michael Sumichrast, Ph.D., Martin A. Sumichrast, or any successor to such person. The term Seller Director means August A. de Roode, Wolfgang Kossner, Peter Schmid, any designee of Eastbrokers Beteiligungs AG and successor to such person. Prior to this amendment, a majority of the board of directors constituted a quorum, and the Bylaws had no specific provision as to resolving potential deadlock vote of the board of directors.

    As soon as practicable, the Company intends to organize a Delaware corporation ("Eastbrokers US"), and this subsidiary will act as a merchant banking operation for the Company and its subsidiaries. Eastbrokers US intends to facilitate investment by U.S. entities into companies targeted by Eastbrokers for investment, facilitate merger and acquisition and related activities of the Company, organize, raise investment capital for and manage offshore funds as market conditions prevail and provide business consulting services to US based companies. The Company intends to contribute from cash on hand, $100,000 to the capital of Eastbrokers US in consideration of being issued 1,000,000 shares of Eastbrokers US (representing 100% of its issued and outstanding shares). Concurrently, the Company will also contribute from cash on hand, $900,000 to Eastbrokers US in consideration of being issued 900,000 redeemable (at the Company's option, after three years) preferred shares of Eastbrokers US. Management of Eastbrokers US will include, among other persons, Martin A. Sumichrast and Randall F.Greene. SEE the discussion below regarding material relationships.

    THE NATURE AND AMOUNT OF CONSIDERATION GIVEN. Subject to the terms and conditions of the Stock Purchase Agreement dated June 14, 1996 (the "Agreement"), a copy of which is attached to this Current Report on Form 8-K as
Exhibit 2, the Company has issued to shareholders of Eastbrokers 5,400,000 shares of newly issued, fully paid and non-assessable shares of common stock of the Company (the "Purchase Price"). This Purchase Price is subject to the following adjustments.

    First, in the event that Eastbrokers earns Net Profits, as defined in the Agreement, aggregating US $4 million or more (net of any loss incurred for the fiscal year ending December 31,

1996) for the two fiscal years ending December 31, 1998, the Company will issue as additional Purchase Price an amount of shares not to exceed 600,000 of newly issued, fully paid and non-assessable shares of common stock of the Company to the shareholders of Eastbrokers. The Company's independent certified public accountants will determine Net Profits and such determination will be binding upon the parties. Second, the Purchase Price is subject to further adjustment depending upon the net proceeds received from the possible future sale of the Hotel Fortuna a.s. and the timing of such sale.

    THE PRINCIPLE FOLLOWED IN DETERMINING THE AMOUNT OF SUCH CONSIDERATION.
The Company retained Randall F. Greene, an outside director and member of the Company's audit committee, to lead a team of personnel to conduct a due diligence investigation of Eastbrokers. The due diligence team reviewed and evaluated the nature of Eastbrokers' and its subsidiaries' business from an operations and financial point of view, provided an analysis to the board as to the valuation of Eastbrokers, and reported to the board its recommendation as to the advisability of the acquisition.

    The Company also retained the investment banking firm of Heritage Capital Corp. ("Heritage") to analyze and render an opinion concerning the fairness from a financial point of view of the acquisition of Eastbrokers to the shareholders of the Company. No limitations were imposed by the board of directors upon Heritage with respect to the investigations made or procedures followed by it in rendering its opinions. In arriving at its opinion, Heritage reviewed the financial terms of the Agreement and discussed with certain senior officers, representatives and advisors of the Company and Eastbrokers the business, operations and prospects of the Company and Eastbrokers. Heritage examined certain publicly available business and financial information relating to Eastbrokers as well as certain financial forecasts and other data provided by the Company and Eastbrokers. Heritage reviewed the financial terms of the Acquisition as set forth in the Agreement in relation to, among other things: current and historical market prices of the common stock of the Company, the book value and earnings per share of common stock of the Company and Eastbrokers, and the capitalization and financial condition of the Company and Eastbrokers. Heritage did not undertake an independent appraisal or evaluation of the assets or liabilities of the Company or Eastbrokers.

    In arriving at its opinion, Heritage stated that it believed that the price/earnings, price/book value and price/revenue ratios are the best indication of the value of Eastbrokers and the discounted cash flows tend to support these values. Heritage also stated that it believed that the 1996 pro forma earnings per share for the Company stand alone and the Company combined with Eastbrokers are the best indications of the relative value of the Company stand alone and the Company combined with Eastbrokers. Heritage put no weight on comparable acquisitions of publicly traded U.S. regional brokerage and investment banking firms. Based on its analysis, Heritage concluded that the acquisition of Eastbrokers and the consideration paid therefore was fair from a financial point of view to the shareholders of the Company.

    The statement in this Report regarding certain procedures followed in determining the amount of consideration paid for the acquisition of Eastbrokers is not the opinion, in whole or in part, of Heritage or of the Company. This statement describes only the primary procedures, and not all of the factors, used by Heritage in determining whether the acquisition was from a financial point of view fair to the stockholders of the Company.

    IDENTITY OF PERSONS FROM WHOM THE ASSETS WERE ACQUIRED. The shares of Eastbrokers were acquired from the following persons:

    (a)  KHS Beteiligungs AG
    (b)  Central and Eastern Europe Fund
    (c) Karntner Landes und Hypothekenbank AG (for their own account and as nominee)
    (d)  A. A. de Roode
    (e)  VCH Vermogensverwaltung und Holding Ges.m.b.H.

KHS Beteiligungs AG is controlled by Wolfgang Kossner and Peter Schmid. VCH Vermogensverwaltung und Holding Ges.m.b.H. is controlled by August Andre de Roode.

    THE NATURE OF ANY MATERIAL RELATIONSHIPS BETWEEN THE PERSONS LISTED ABOVE AND THE COMPANY, ITS OFFICERS, DIRECTORS, AFFILIATES OR ANY ASSOCIATES OF SUCH OFFICER OR DIRECTOR. Peter Schmid, a director of the Company and the President and a principal shareholder of Eastbrokers, has received, either directly or indirectly, a proportionate share of the 2,094,125 newly issued, fully paid and non-assessable shares of common stock of the Company issued to KHS Beteiligungs AG as consideration for his shares of Eastbrokers (KHS Beteiligungs AG is controlled by Wolfgang M. Kossner and Peter Schmid). As further consideration, Mr. Schmid may receive additional shares of common stock of the Company subject to the earnings of certain net profit targets and upon the receipt of certain net cash proceeds from the future sale of the Hotel Fortuna a.s., as described above. The shares Mr. Schmid has received have not been registered under the Securities Act of 1933 (the "Act") and Mr. Schmid has agreed not to sell these shares in any U.S. public trading market for a period of two years from the closing. Mr. Schmid has also agreed not to sell his shares on any United States public trading market for a period of two years from August 1, 1996, and the shares issued to Mr. Schmid bear a legend restricting their sale or transfer in accordance with such agreement.

    The Company has also entered into employment agreements with Mr. de
Roode, Mr. Schmid and Mr. Kossner, effective as of August 1, 1996.   Mr. de
Roode will become the Chief Executive Officer of the Company, Mr. Schmid will become the President and Chief Operating Officer and Mr. Kossner will become an Executive Vice President. The employment agreements will expire on August 1, 1999, and will have an additional three-year renewal option following the expiration date, unless contrary notice is given by either party. The annual salaries under the employment agreements are $120,000. The salaries will be paid by a subsidiary of the Company and guaranteed by the Company. The salaries may be increased to reflect annual cost of living increases and may be supplemented by discretionary merit and performance increases as determined by a Compensation Committee, which consists of three outside directors of the Company, except that during the first three years following August 1, 1996 the salaries may not exceed $150,000. Under the employment agreements Messrs. de Roode, Schmid and Kossner will be eli-gible to receive an annual bonus of $30,000, which will not be subject to any performance criteria. The agreements provide, among other things, for participation in an equitable manner in any profit-sharing or retirement plan for employees or executives and for participation in other employee benefits applicable to employees and executives of the Company. The agreements provide that the Company will establish a performance incentive bonus plan providing Messrs. de Roode, Schmid and Kossner the opportunity to earn an annual bonus of up to five percent of the increase in the Company's pretax income, based upon the attainment of performance goals to be established by the Compensation Committee of the Company. The Agreements further provide for the use of an automobile and other fringe benefits commensurate with their duties and responsibilities. The Agreements also provide for benefits in the event of disability.

    Pursuant to the Stock Purchase Agreement dated June 14, 1996, the Company issued an aggregate of 1.0 million Stock Options ("Options") to Wolfgang Kossner, August A. de Roode, Peter Schmid, and Sumichrast Enterprises, Inc., a holding company owned and controlled by Martin A. Sumichrast. The Options are non-qualified stock options. The exercise price of the Options are $2.00. At the time the Options were granted, the price of the Company's stock was approximately $1.50. The Options may not be exercised until the expiration of six months from the date of August 1, 1996, and the Options are no longer exercisable five years from the date of August 1, 1996. The Options are subject to a number of restrictions, including continued employment, and shall not be transferred other than by will or by the laws of descent and distribution. The Options are exercisable, during the grantees' lifetime, only by the grantee or by the legal guardian or legal representative of the grantee. The Company has agreed to file a Form S-8 Registration Statement under the Securities Act of 1933 (the "Act") with respect to the shares of common stock subject to the Options. Any fees or expenses arising out of or resulting from the filing of such registration statement will be the responsibility of the Company. In the event such registration statement cannot be filed or is not effective with respect to such shares at the time the Option is exercised, the Company will require that the offer and sale of such shares be exempt from the registration provisions of the Act.

    The Company issued to Randall F. Greene, a director of the Company, 50,000 shares of fully paid and non-assessable shares of common stock of the Company and paid Mr. Greene a $20,000 expense allowance as consideration for providing professional and advisory services to the Company. Mr. Greene reviewed and evaluated the nature of the business of Eastbrokers' and its subsidiaries, assisted in a due diligence investigation, provided an analysis to the board as to the advisability of the acquisition of Eastbrokers by the Company, and provided advice, support and assistance to the board and such financial, accounting and legal advisors as retained by the board in investigating, evaluating, negotiating and closing the agreement.

     As stated above, the Company intends to organize a Delaware corporation ("Eastbrokers US"), and this subsidiary will act as a merchant banking operation for the Company and its subsidiaries. Management of this subsidiary will include, among other persons, Martin A. Sumichrast, Chief Financial Officer and a director of the Company, and Randall F. Greene, a director of the Company ("Sumichrast" and "Greene," respectively). Eastbrokers US intends to issue to its management an amount of Class A Warrants to purchase Eastbrokers US common stock that will allow management to buy a 52% controlling equity interest over a three year period. Sumichrast and Greene shall be granted 330,000 (or 30%) and 275,000 (or 25%), respectively, of the total amount of Class A

Warrants issued. The remaining class of warants shall be granted to other members of management. If each person exercises the full amount of Options granted at the earliest possible date, Sumichrast and Greene shall own approximately 15.7% and 13.1%, respectively, of Eastbrokers US at the end of a three year period commencing on June 14, 1996. Thirty (30%) percent of the Class A Warrants issued shall vest and become exercisable commencing one year from the date of June 14, 1996, thirty (30%) percent of the Class A Warrants shall vest and become exercisable commencing two years from the date of June 14, 1996 and forty (40%) percent of the Class A Warrants shall vest and become exercisable commencing three years from the date of June 14, 1996.
 Vesting shall be conditioned upon the holders continued management participation in Eastbrokers US during the vesting period and will accelerate in the event of termination without cause. Each Class A Warrant entitles the holder to purchase one share of common stock of Eastbrokers US for $.15 each for a period of five years from the date of June 14, 1996. Other terms and conditions of the Class A Warrants shall be subject to a mutually satisfactory warrant agreement. No additional shares of Eastbrokers US shall be issued during the three years from the date of June 14, 1996, unless unanimously agreed upon by the Board of Directors of the Company. Sumichrast and Greene shall also receive performance based compensation tied to the earnings of the Eastbrokers US. At the time of this filing, Eastbrokers US paid no salary to Sumichrast or Greene.

    OTHER INFORMATION.  The Company has been advised by the NASDAQ Stock
Market, Inc. ("Nasdaq") that in the view of Nasdaq, the company's acquisition of Eastbrokers will result in a change of control of the Company. Based upon this, Nasdaq has indicated that, in order to maintain its listing, the Company must meet all of the criteria for initial listing on the NASDAQ SmallCap Market System. The Company believes that the acquisition of Eastbrokers does not trigger the need to meet initial listing requirements and intends to request a hearing before the Nasdaq Listing Qualifications Committee. Although the Company meets all the initial listing criteria with the exception of the $3.00 bid price, there can be no assurance that a favorable decision by the committee will be obtained.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

    (a)  The financial statements being filed with this Report are as follows:

         (1) Czech Industries, Inc. Pro Forma Condensed Financial Statements For the Year Ended December 31, 1995 and the Three Months Ended March 31, 1996;
         (2) Eastbrokers Beteiligungs Aktiengesellschaft For the Years Ended December 31, 1994 and 1995 (unaudited) and the Three Months Ended March 31, 1996 (unaudited); and
         (3) WMP Borsenmakler Aktiengesellschaft for the Years Ended December 31, 1994 and 1995 (unaudited) and the Three Months Ended March 31, 1996 (unaudited).

    (b)  Exhibits required by Item 601 of Regulation S-B.

Exhibit No.        Exhibit
- ------------       -------
   (2)             Stock Purchase Agreement dated as of June 14, 1996 and
                   Exhibits a through j.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            Czech Industries, Inc.
                                  ------------------------------------------
                                                 (Registrant)


Date       August 7, 1996         By:     Martin A. Sumichrast
     -----               --------      --------------------------------------
                                                   (Signature)
                                  Martin A. Sumichrast, Chief Financial Officer

                                 EXHIBIT INDEX

Exhibit Number                      Document                      Page Number
- --------------                      --------                      -----------

     (2)                  Stock Purchase Agreement dated               44
                          as of June 14, 1996 and Exhibits A-J

                                CZECH INDUSTRIES, INC.

                               (A DELAWARE CORPORATION)



                       PRO FORMA CONDENSED FINANCIAL STATEMENTS



                                    MARCH 31, 1996

                                CZECH INDUSTRIES, INC.

                               (A DELAWARE CORPORATION)



            INDEX TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS







                                                                       PAGE
                                                                     -------


    Pro forma Condensed Consolidated Statements
      of Operations                                                  F-2 & 3

    Notes to Pro forma Condensed Consolidated
      Statements of Operations                                       F-4

    Pro forma Condensed Consolidated Statement
      of Financial Condition                                         F-5 & 6

    Notes to Pro forma Condensed Consolidated
      Statements of Operations                                       F-7

                              CZECH INDUSTRIES, INC.
                             (A DELAWARE CORPORATION)

           PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1995 AND THE THREE MONTHS ENDED MARCH 31, 1996

                                     (UNAUDITED)

The following unaudited Pro forma Condensed Consolidated Statements of Operations are presented as if Czech Industries, Inc. (the "Company") had owned Eastbrokers Beteiligungs Aktiengesellschaft ("Eastbrokers AG") as of January 1, 1995 and the purchase for stock by Czech Industries, Inc. had occurred at the beginning of each period. The unaudited Pro forma Condensed Consolidated Statements of Operations should be read in conjunction with the historical financial statements of the Company included elsewhere herein. In management's opinion, all adjustments necessary to reflect the acquisition transactions have been made.

These unaudited Pro forma Condensed Consolidated Statements of Operations are not necessarily indicative of what the actual results of operations the Company would have been assuming the acquisition transactions had been consummated as of the beginning of each period, nor does it purport to represent the results of operations attainable for future periods.

                                CZECH INDUSTRIES, INC.

                               (A DELAWARE CORPORATION)

              PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                     (UNAUDITED)

                                                      YEAR ENDED DECEMBER 31, 1995
                                  ------------------------------------------------------------------
                                  CZECH               EASTBROKERS    PRO FORMA      PRO FORMA
                                  INDUSTRIES, INC.        AG         ADJUSTMENT     AS ADJUSTED
                                  ----------------    -----------    -----------    -----------
                                                      (UNAUDITED)    (UNAUDITED)    (UNAUDITED)
Revenues
  Investment bank revenues           $     -          $4,220,481    $     -        $4,220,481
  Hotel revenues                      2,470,077             -             -         2,470,077
  Gain on sales of investments          637,417             -             -           637,417
  Equity in earnings of affiliates         -             644,904          -           644,904
  Other                                 615,994        1,376,068          -         1,992,062
                                     -----------    -----------    -----------    -----------
       Total revenues                 3,723,488        6,241,453          -         9,964,941
                                     -----------    -----------    -----------    -----------
Expenses
  Cost of sales                         277,051             -             -           277,051
  Compensation and benefits             889,536        1,183,471          -         2,073,007
  General and administrative          1,092,494        3,154,564          -         4,247,058
  Interest                              395,493          558,815          -           954,308
  Depreciation and amortization         400,847          135,882          -           536,729
  Loss on foreign currency exchange     161,571             -             -           161,571
                                     -----------    -----------    -----------    -----------
       Total expenses                 3,216,992        5,032,732          -         8,249,724
                                     -----------    -----------    -----------    -----------
Income before provision for income
  taxes and minority interest in
  earnings of consolidated
  subsidiaries                          506,496        1,208,721          -         1,715,217

Provision for (benefit from)
  income taxes                           70,383          253,721          -           324,104
                                     -----------    -----------    -----------    -----------
Income before minority interest
  in earnings of consolidated
  subsidiaries                          436,113          955,000          -         1,391,113

Minority interest in earnings of
  consolidated subsidiaries            (180,315)         (84,973)     (174,005)(d)   (439,293)
                                     -----------    -----------    -----------    -----------
Net income                         $    255,798     $    870,027    $ (174,005)      $951,820
                                     -----------    -----------    -----------    -----------
                                     -----------    -----------    -----------    -----------
Pro forma weighted average
  shares outstanding                  8,905,000          528,913          -        14,405,000
                                     -----------    -----------    -----------    -----------
                                     -----------    -----------    -----------    -----------
Pro forma earnings per share       $       0.03     $       1.64    $     -      $       0.07
                                     -----------    -----------    -----------    -----------
                                     -----------    -----------    -----------    -----------

                                                       THREE MONTHS ENDED MARCH 31, 1996
                                       ------------------------------------------------------------------
                                            CZECH          EASTBROKERS    PRO FORMA      PRO FORMA
                                       INDUSTRIES, INC.        AG         ADJUSTMENT     AS ADJUSTED
                                       ----------------    -----------    ----------     -----------
                                       (UNAUDITED)         (UNAUDITED)    (UNAUDITED)    (UNAUDITED)
Revenues
  Investment bank revenues               $      -        $1,081,902      $     -        $1,081,902
  Hotel revenues                             478,044           -               -           478,044
  Gain on sales of investments               327,104           -               -           327,104
  Equity in earnings of affiliates              -           179,516            -           179,516
  Other                                       79,954        253,476            -           333,430
                                         -----------     ----------      ------------   ----------
       Total revenues                        885,102      1,514,894            -         2,399,996
                                         -----------     ----------      ------------   ----------
Expenses
  Cost of sales                               39,525           -               -            39,525
  Compensation and benefits                  233,267        241,149            -           474,416
  General and administrative                 341,036        910,155            -         1,251,191
  Interest                                    46,920        108,289            -           155,209
  Depreciation and amortization               99,742         17,482            -           117,224
  Loss on foreign currency exchange           12,653           -               -            12,653
                                         -----------     ----------      ------------   ----------
       Total expenses                        773,143      1,277,075            -         2,050,218
                                         -----------     ----------      ------------   ----------
Income before provision for income
  taxes and minority interest in
  earnings of consolidated
  subsidiaries                               111,959        237,819            -           349,778

Provision for (benefit from)
  income taxes                                  -            63,966            -            63,966
                                         -----------     ----------      ------------   ----------
Income before minority interest
  in earnings of consolidated
  subsidiaries                               111,959        173,853            -           285,812

Minority interest in earnings of
  consolidated subsidiaries                   (5,727)      (109,906)       (12,789)(d)    (128,422)
                                         -----------     ----------      ------------   ----------
Net income                               $   106,232     $   63,947      $ (12,789)       $157,390
                                         -----------     ----------      ------------   ----------
                                         -----------     ----------      ------------   ----------
Pro forma weighted average
  shares outstanding                       8,905,000        528,913            -        14,405,000
                                         -----------     ----------      ------------   ----------
                                         -----------     ----------      ------------   ----------
Pro forma earnings per share             $      0.01     $     0.12      $     -            $ 0.01
                                         -----------     ----------      ------------   ----------
                                         -----------     ----------      ------------   ----------


              See notes to pro forma consolidated financial statements.

                                CZECH INDUSTRIES, INC.
                               (A DELAWARE CORPORATION)

           PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1995 AND THE THREE MONTHS ENDED MARCH 31, 1996

                                     (UNAUDITED)


Assumptions:

     1. Czech Industries, Inc. acquired eighty percent of the outstanding capital stock of Eastbrokers Beteiligungs Aktiengesellschaft as of the beginning of each period for five million four hundred thousand shares of Czech Industries, Inc. (The value assigned to this transaction by the Board of Directors was $5,400,000.)

Adjustments:

    (d) Adjustment to recognize the minority shareholders interest in the net income of Eastbrokers Beteiligungs Aktiengesellschaft for each of the periods presented.

                                CZECH INDUSTRIES, INC.
                               (A DELAWARE CORPORATION)

          PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
                      FOR THE THREE MONTHS ENDED MARCH 31, 1996

                                     (UNAUDITED)


The following unaudited Pro forma Condensed Consolidated Statement of Financial Condition is presented as if Czech Industries, Inc. (the "Company") had owned a controlling interest in Eastbrokers Beteiligungs Aktiengesellschaft ("Eastbrokers AG") as of March 31, 1996. This unaudited Pro forma Condensed Consolidated Statement of Financial Condition should be read in conjunction with the historical financial statements of the Company included elsewhere herein.
In management's opinion, all adjustments necessary to reflect the acquisition transactions have been made.

This unaudited Pro forma Condensed Consolidated Statement of Financial Condition is not necessarily indicative of what the actual financial position of the Company would have been assuming the acquisition transactions had been consummated as of March 31, 1996, nor does it purport to represent the future financial position of the Company.

                                CZECH INDUSTRIES, INC.
                               (A DELAWARE CORPORATION)

          PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

                                    MARCH 31, 1996

                                        ASSETS

                                        CZECH              EASTBROKERS    ADJUSTMENT     PROFORMA       PROFORMA
                                        INDUSTRIES, INC.   AG             FOR PURCHASE   ADJUSTMENT     AS ADJUSTED
                                        ----------------   -----------    ------------   -----------    ------------
                                        (UNAUDITED)        (UNAUDITED)    (UNAUDITED)    (UNAUDITED)    (UNAUDITED)
Current assets
  Cash and cash equivalents          $ 5,316,258        $ 1,605,950       $     -       $ 2,448,366 (c)   $ 9,370,574
  Securities purchased under
    agreements to resell                    -                78,443             -            -                 78,443
  Receivables                            319,017         18,074,974             -            -             18,393,991
  Securities owned, at value                -             2,547,512             -            -              2,547,512
  Inventories                             29,883               -                -            -                 29,883
  Investments held for resale          1,677,623          2,448,366             -        (2,448,366)(c)     1,677,623
  Other current assets                   235,517            137,710             -            -                373,227
                                     ------------       ------------     ------------   ------------      -----------
    Total current assets               7,578,298         24,892,955             -            -             32,471,253

Property and equipment, net           18,329,273            644,843             -            -             18,974,116
Investments in affiliated companies         -             5,736,600        5,400,000 (a) (5,400,000)(b)     5,736,600
Other assets                              33,236             94,737             -           302,180 (b)       430,153
                                     ------------       ------------     ------------   ------------      -----------
    Total Assets                   $  25,940,807       $ 31,369,135      $ 5,400,000  $  (5,097,820)      $57,612,122
                                     ------------       ------------     ------------   ------------      -----------
                                     ------------       ------------     ------------   ------------      -----------

                        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Short-term borrowings            $         -         $   3,666,617     $       -    $         -        $  3,666,617
  Payables                                   -            16,884,258             -              -          16,884,258
  Accounts payable and accrued expenses   195,778            363,368             -              -             559,146
  Other liabilities and deferred amounts     -                  -                -              -                -
                                     ------------       ------------     ------------   ------------      -----------
    Total current liabilities             195,778         20,914,243             -              -          21,110,021
                                     ------------       ------------     ------------   ------------      -----------
Long-term borrowings                    2,026,432          3,235,347             -              -           5,261,779
                                     ------------       ------------     ------------   ------------      -----------
    Total liabilities                   2,222,210         24,149,590             -              -          26,371,800
                                     ------------       ------------     ------------   ------------      -----------
Minority interest in consolidated
  subsidiaries                          9,358,955            847,270             -        1,274,455 (b)    11,480,680
                                     ------------       ------------     ------------   ------------      -----------
Stockholders' equity                   14,359,642          6,372,275        5,400,000(a) (6,372,275)(b)    19,759,642
                                     ------------       ------------     ------------   ------------      -----------
    Total Liabilities and
      Stockholders' Equity           $ 25,940,807       $ 31,369,135     $  5,400,000 $  (5,097,820)     $ 57,612,122
                                     ------------       ------------     ------------   ------------      -----------
                                     ------------       ------------     ------------   ------------      -----------

              See notes to consolidated pro forma financial statements.

                                CZECH INDUSTRIES, INC.
                               (A DELAWARE CORPORATION)

          PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
                      FOR THE THREE MONTHS ENDED MARCH 31, 1996

                                     (UNAUDITED)


Assumptions:

     1. Czech Industries, Inc. acquired eighty percent of the outstanding capital stock of Eastbrokers Beteiligungs Aktiengesellschaft ("Eastbrokers AG") as of March 31, 1996 for five million four hundred thousand shares of Czech Industries, Inc. common stock. (The value assigned to this transaction by the Board of Directors was $5,400,000.)

     2. Investments held for resale by Eastbrokers AG were sold at their carrying value for cash.


Adjustments:

    (a) Purchase of eighty percent of the outstanding capital stock of Eastbrokers AG for five million four hundred thousand shares of Czech Industries, Inc. common stock valued at five million four hundred thousand dollars ($5,400,000).

    (b) Consolidation of Eastbrokers AG into Czech Industries, Inc., recognition of minority interest in the equity of Eastbrokers AG, and recording the goodwill related to the purchase as March 31, 1996. Common stock valued at $5,400,000 was used to acquire net assets of $5,097,820 leaving goodwill acquired of $302,180.

    (c) Cash is increased by $2,448,366 as of March 31, 1996 to reflect the sale of investments held for resale by Eastbrokers AG.

                     EASTBROKERS BETEILIGUNGS AKTIENGESELLSCHAFT
                         (A COMPANY INCORPORATED IN AUSTRIA)



                          CONSOLIDATED FINANCIAL STATEMENTS




                                    MARCH 31, 1996

                     EASTBROKERS BETEILIGUNGS AKTIENGESELLSCHAFT
                         (A COMPANY INCORPORATED IN AUSTRIA)

                      INDEX TO CONSOLIDATED FINANCIAL STATEMENTS







                                                                     PAGE
                                                                   ----------


    Report of Independent Public Accountants                          F-2


    Financial Statements


         Consolidated Statements of Financial Condition               F-3

         Consolidated Statements of Operations                        F-4

         Consolidated Statements of Changes in Stockholders' Equity   F-5

         Consolidated Statements of Cash Flows                        F-6

         Notes to Consolidated Financial Statements                   F-7

                       REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors and Stockholders
    Eastbrokers Beteiligungs Aktiengesellschaft

The consolidated statements of financial condition of Eastbrokers Beteiligungs Aktiengesellschaft, as of December 31, 1994 and 1995, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years then ended have been prepared from the consolidated financial statements, which are not presented separately herewith, of Eastbrokers Beteiligungs Aktiengesellschaft presented in accordance with generally accepted accounting principles in Austria, as described in Note 1. We have reviewed for compilation only the consolidated financial statements, and, in our opinion, those statements have been properly compiled from the amounts and notes of the underlying financial statements of Eastbrokers Beteiligungs Aktiengesellschaft and its subsidiaries, on the basis described in Note 1.

The financial statements for Eastbrokers Beteiligungs Aktiengesellschaft and its subsidiaries, presented in accordance with generally accepted accounting principles in Austria were audited by other auditors as set forth in their reports included elsewhere herewith. We have not been engaged to audit the consolidated financial statements of Eastbrokers Beteiligungs Aktiengesellschaft in accordance with generally accepted auditing standards and to render an opinion as to the fair presentation of such consolidated financial statements in accordance with generally accepted accounting principles in Austria.

The consolidated financial statements of Eastbrokers Beteiligungs Aktiengesellschaft in accordance with generally accepted accounting principles in Austria have been converted to the accompanying consolidated financial statements presented in accordance with generally accepted accounting principles in the United States of America, on the basis described in Note 1. We have reviewed this conversion and, in our opinion, the compiled consolidated financial statements described in the first paragraph of this report have been properly converted to a presentation in accordance with generally accepted accounting principles in the United States of America.

The United States dollar amounts shown in the accompanying consolidated financial statements have been translated solely for convenience. We have reviewed this translation and, in our opinion, the compiled consolidated financial statements expressed in Austrian Schillings have been translated into dollars on the basis described in Note 1.





July 15, 1996

                     EASTBROKERS BETEILIGUNGS AKTIENGESELLSCHAFT
                         (A COMPANY INCORPORATED IN AUSTRIA)

                    CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                                               DECEMBER 31,               MARCH 31,
                                                                          ----------------------------  -------------
                                                                               1994          1995           1996
                                                                          -------------  -------------  -------------
                                                                                (UNAUDITED)         (UNAUDITED)
    ASSETS
      Cash and cash equivalents                                           $   1,169,542     $   751,329   $   1,559,217
      Cash and securities segregated for regulatory
        purposes or deposited with clearing organizations                         6,168          43,385          46,733
    Securities purchased under agreements to resell                           2,067,267       1,530,020       1,364,842
    Receivables
         Customers                                                            1,429,007      14,893,133      14,694,205
         Broker dealers and other                                               553,471       2,184,644       2,569,065
         Affiliated companies                                                 1,104,235         741,740         811,704
    Securities owned, at value
         Equities and other                                                     328,272       3,168,924       1,261,113
    Furniture and equipment, at cost (net of accumulated
         depreciation and amortization of $235,493,
         $346,242 and $389,522 respectively)                                    356,089         653,971         644,843
    Deferred taxes                                                              168,532         142,000         137,710
    Investments held for resale                                                  19,807       2,668,594       2,668,594
    Investments in affiliated companies                                       2,010,558       5,546,822       5,516,372
    Other assets                                                                 82,498         245,797          94,737
                                                                          --------------  --------------  -------------
              Total Assets                                                $   9,295,446   $  32,570,359   $  31,369,135
                                                                          --------------  --------------  -------------

LIABILITIES AND STOCKHOLDERS' EQUITY
    Short-term borrowings
         Lines of credit                                                  $     640,527    $   1,624,961  $   1,814,434
         Affiliated companies                                                   421,173        1,947,845      1,948,371
    Payables
         Customers                                                            3,315,192       17,232,222     14,396,558
         Broker dealers and other                                               527,819        1,223,827      2,487,700
    Accounts payable and accrued expenses                                       348,707          888,376      1,080,027
                                                                          --------------  ---------------  -------------
                                                                              5,253,418       22,917,231     21,727,090
    Long-term borrowings                                                           -           2,422,500      2,422,500
                                                                          --------------  ---------------  -------------
              Total liabilities                                               5,253,418       25,339,731     24,149,590
                                                                          --------------  ---------------  -------------
    Minority interest in consolidated subsidiaries                              613,559          794,615        847,270
                                                                          --------------  ---------------  -------------

    Stockholders' equity
         Capital stock                                                        3,018,000        4,803,600      4,803,600
         Paid-in capital                                                              -          178,560        178,560
         Unrestricted retained earnings                                         160,742        1,030,769      1,094,716
         Restricted retained earnings                                            14,934           14,934         14,934
         Cumulative translation adjustment                                      234,793          408,150        280,465
                                                                           -------------    -------------  -------------
              Total stockholders' equity                                      3,428,469        6,436,013      6,372,275
                                                                          --------------  ---------------  -------------
              Total Liabilities and Stockholders' Equity                  $   9,295,446     $ 32,570,359   $ 31,369,135
                                                                          --------------  ---------------  -------------
                                                                          --------------  ---------------  -------------

                    See report of Independent Public Accountants.
                    See notes to consolidated financial statements.

                  EASTBROKERS BETEILIGUNGS AKTIENGESELLSCHAFT
                      (A COMPANY INCORPORATED IN AUSTRIA)

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                 YEARS ENDED               THREE MONTHS ENDED
                                                                                 DECEMBER 31,                    MARCH 31,
                                                                        ---------------------------------------------------------
                                                                          1994              1995          1995           1996
                                                                        -----------     -----------    -----------    -----------
                                                                                 (UNAUDITED)                  (UNAUDITED)
                                                                                                                        >
 Revenues
    Commissions                                                         $    603,384    $ 1,506,946   $    192,650   $    467,383
    Interest and dividends                                                   146,008        629,881         22,758        184,374
    Principal transactions-net
      Trading                                                              1,941,560      2,818,947        385,929        573,874
      Investment                                                              38,693       (105,412)       (17,205)        40,645
    Management fees                                                             -           481,353         48,050          7,056
    Other                                                                    243,662        264,834         21,100         62,046
    Equity in earnings (loss) of unconsolidated affiliates                   311,843        644,904        (15,411)       179,516
                                                                        ------------    ------------   ------------  ------------
           Total revenues                                                  3,285,150      6,241,453        637,871      1,514,894
                                                                        ------------    ------------  ------------   ------------
Costs and expenses
    Compensation and benefits                                                265,790      1,183,471         91,142        241,149
    Interest                                                                 158,927        558,815         33,020        108,289
    Brokerage, clearing, exchange fees, and other                            115,326        954,169         44,979        279,179
    Occupancy and equipment                                                   37,919        386,533          7,625        151,360
    Communications                                                            15,680        109,624          8,500         24,206
    General and administrative                                             1,967,715      1,704,238        513,740        455,410
    Depreciation and amortization                                             53,806        135,882          7,158         17,482
                                                                        ------------    ------------   ------------   ------------
           Total costs and expenses                                        2,615,163      5,032,732        706,164      1,277,075
                                                                        ------------    ------------   ------------   ------------
Income (loss) before provision for income taxes
    and minority interest in earnings of subsidiaries                        669,987      1,208,721        (68,293)       237,819
Provision for income taxes                                                   113,646        253,721         22,472         63,966
Minority interest in earnings of subsidiaries                                 90,845         84,973         32,535        109,906
                                                                        ------------    ------------   ------------   ------------
Net income (loss)                                                       $    465,496   $    870,027   $   (123,300)  $     63,947
                                                                        ------------   -------------  -------------  -------------
                                                                        ------------   -------------  -------------  -------------
Weighted capital shares outstanding
    Registered (par value 500,000 ATS)                                             2              2              2              2
                                                                        ------------   -------------  -------------  -------------
                                                                        ------------   -------------  -------------  -------------
    Registered (par value 1,000 ATS)                                               1              1              1              1
                                                                        ------------   -------------  -------------  -------------
                                                                        ------------   -------------  -------------  -------------
    Bearer (par value 1,000 ATS)                                                 120            120            120            120
                                                                        ------------   -------------  -------------  -------------
                                                                        ------------   -------------  -------------  -------------
    Bearer (par value 100 ATS)                                               348,790        528,790        348,790        528,790
                                                                        ------------   -------------  -------------  -------------
                                                                        ------------   -------------  -------------  -------------
Earnings (loss) per capital share
    Registered (par value 500,000 ATS)                                  $   6,465.22    $  8,055.81   $  (1,712.50)  $     592.10
                                                                        ------------   -------------  -------------  -------------
                                                                        ------------   -------------  -------------  -------------
    Registered (par value 1,000 ATS)                                          $12.93    $     16.11   $      (3.43)  $       1.18
                                                                        ------------   -------------  -------------  -------------
                                                                        ------------   -------------  -------------  -------------
    Bearer (par value 1,000 ATS)                                              $12.93    $     16.11   $      (3.43)  $       1.18
                                                                        ------------   -------------  -------------  -------------
                                                                        ------------   -------------  -------------  -------------
    Bearer (par value 100 ATS)                                                 $1.29    $      1.61   $      (0.34)  $       0.12
                                                                        ------------   -------------  -------------  -------------
                                                                        ------------   -------------  -------------  -------------

                             See Report of Independent Public Accountants. See notes to consolidated financial statements.

                   EASTBROKERS BETEILIGUNGS AKTIENGESELLSCHAFT
                      (A COMPANY INCORPORATED IN AUSTRIA)

              CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

        FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995 (UNAUDITED) AND THE
                 THREE MONTHS ENDED MARCH 31, 1996 (UNAUDITED)


                                                                        UNRESTRICTED    RESTRICTED    CUMULATIVE
                                             CAPITAL        PAID-IN       RETAINED       RETAINED     TRANSLATION
                                              STOCK         CAPITAL       EARNINGS       EARNINGS     ADJUSTMENT       TOTAL
                                          ------------   ------------   ------------   ------------   ------------   ------------
Balances at December 31, 1993              $ 1,965,600    $         -    $  (293,016)   $     3,196    $    14,509    $ 1,690,289

Net income                                           -              -        465,496              -              -        465,496

Restriction of retained earnings in
    accordance with regulatory
    requirements                                     -              -        (11,738)        11,738              -              -

Issuance of capital stock                    1,052,400              -              -              -              -      1,052,400

Translation adjustment                               -              -              -              -        220,284        220,284
                                          ------------   ------------   ------------   ------------   ------------   ------------
Balances at December 31, 1994                3,018,000              -        160,742         14,934        234,793      3,428,469

Net income                                           -              -        870,027              -              -        870,027

Issuance of capital stock                    1,785,600        178,560              -              -              -      1,964,160

Translation adjustment                               -              -              -              -        173,357        173,357
                                          ------------   ------------   ------------   ------------   ------------   ------------
Balances at December 31, 1995                4,803,600        178,560      1,030,769         14,934        408,150      6,436,013

Net income                                           -              -         63,947              -              -         63,947

Translation adjustment                               -              -              -              -       (127,685)      (127,685)
                                          ------------   ------------   ------------   ------------   ------------   ------------
Balances at March 31, 1996                 $ 4,803,600    $   178,560    $ 1,094,716    $    14,934    $   280,465    $ 6,372,275
                                          ------------   ------------   ------------   ------------   ------------   ------------
                                          ------------   ------------   ------------   ------------   ------------   ------------

                             See Report of Independent Public Accountants.

                             See notes to consolidated financial statements.

                             EASTBROKERS BETEILIGUNGS AKTIENGESELLSCHAFT
                                  (A COMPANY INCORPORATED IN AUSTRIA)

                                 CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                             YEARS ENDED                   THREE MONTHS ENDED
                                                                              DECEMBER 31,                      MARCH 31,
                                                                    ----------------------------      ---------------------------
                                                                        1994             1995             1995           1996
                                                                    ------------    ------------      ------------   ------------
                                                                             (UNAUDITED)                      (UNAUDITED)
Cash flows from operating activities
    Net income (loss)                                              $    465,496     $    870,027     $   (123,300)   $     63,947
    Adjustments to reconcile net income (loss) to net
      cash provided by (used in) operating activities:
      Depreciation and amortization                                      53,806          135,882            7,158          17,482
      Deferred taxes                                                      1,091           26,532          (22,238)          4,290
      Equity in earnings (loss) of unconsolidated affiliates            311,843          644,904          (15,411)        179,516
                                                                   ------------     ------------     ------------    ------------
                                                                        832,236        1,677,345         (153,791)        265,235
      Changes in operating assets and liabilities
      Cash and securities segregated for
        regulatory purposes                                              (6,168)         (37,217)               -               -
      Securities purchased to resell                                 (2,067,267)         537,247          (22,229)        165,178
      Receivables
        Customers                                                     8,384,951      (13,464,126)         842,580         198,928
        Broker dealers and other                                       (398,007)      (1,631,173)        (147,675)       (384,421)
        Affiliated companies                                           (495,210)         362,495         (166,115)        (69,964)
      Securities owned, at value                                      1,055,514       (2,840,652)          45,329       1,907,811
      Other assets                                                      (12,299)        (163,299)           4,199         151,060
      Payables
        Customers                                                   (10,251,656)      13,917,030         (114,516)     (2,835,664)
        Affiliated companies                                            237,940          696,008         (526,938)      1,263,873
      Accounts payable and accrued expenses                             246,369          539,669           96,450         191,651
                                                                   ------------     ------------     ------------    ------------
Net cash provided by (used in) operating activities                  (2,473,597)        (406,673)        (142,706)        853,687
                                                                   ------------     ------------     ------------    ------------

Cash flows from investing activities
    Net proceeds from (payments for)
      Investments in affiliates                                      (1,028,731)      (4,181,168)        (238,921)       (149,066)
      Investments held for resale                                        64,617       (2,648,787)               -               -
      Purchases of furniture and equipment                             (276,863)        (433,764)         (34,652)         (8,354)
                                                                   ------------     ------------     ------------    ------------
Net cash provided by (used in) investing activities                  (1,240,977)      (7,263,719)        (273,573)       (157,420)
                                                                   ------------     ------------     ------------    ------------
Cash flows from financing activities
    Net proceeds from (payments for)
      Short-term financings                                             692,769        2,511,106          (97,634)        189,999
      Other long-term debt                                                    -        2,422,500          281,941               -
      Issuance of capital stock for cash                              1,052,400        1,964,160                -               -
                                                                   ------------     ------------     ------------    ------------
Net cash provided by (used in) financing activities                   1,745,169        6,897,766          184,307         189,999
                                                                   ------------     ------------     ------------    ------------
Foreign currency translation adjustment                                 440,264          354,413          419,592         (78,378)
                                                                   ------------     ------------     ------------    ------------
Increase (decrease) in cash and cash equivalents                     (1,529,141)        (418,213)         187,620         807,888
Cash and cash equivalents at beginning of period                      2,698,683        1,169,542        1,169,542         751,329
                                                                   ------------     ------------     ------------    ------------
Cash and cash equivalents at end of period                         $  1,169,542        $ 751,329     $  1,357,162    $  1,559,217
                                                                   ------------     ------------     ------------    ------------
                                                                   ------------     ------------     ------------    ------------
Supplemental disclosure of cash flow information
    Cash paid for income taxes                                     $     93,191     $    213,262     $     22,472    $     63,966
                                                                   ------------     ------------     ------------    ------------
                                                                   ------------     ------------     ------------    ------------
    Cash paid for interest                                         $    158,927     $    558,815     $     33,020    $    108,289
                                                                   ------------     ------------     ------------    ------------
                                                                   ------------     ------------     ------------    ------------

                              See Report of Independent Public Accountants.

                              See notes to consolidated financial statements.

                     EASTBROKERS BETEILIGUNGS AKTIENGESELLSCHAFT
                         (A COMPANY INCORPORATED IN AUSTRIA)

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         FOR THE YEAR ENDED DECEMBER 31, 1995


 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The consolidated financial statements include Eastbrokers Beteiligungs Aktiengesellschaft and its subsidiaries ("Eastbrokers" or the "Company"). All significant intercompany balances and transactions have been eliminated. These consolidated financial statements reflect, in the opinion of management, all adjustments (consisting of normal, recurring accruals) necessary for a fair presentation of the consolidated financial position and the results of the operations of the Company.

    The Company's financial statements have been converted to generally accepted accounting principles in the United States ("U.S. GAAP"). The financial statements which were converted were prepared in accordance with the Austrian Commercial Code, which represents generally accepted accounting principles in Austria ("Austrian GAAP"). Generally accepted accounting principles in Austria vary in certain significant respects from generally accepted accounting principles in the United States. The primary significant differences are related to deferred income taxes and the valuation of the securities portfolios.

    Substantially all of the Company's financial assets and liabilities, as well as financial instruments with off-balance sheet risk, are carried at market or fair values or are carried at amounts which approximate current fair value because of their short-term nature. Estimates of current value are made at a specific point in time, based on relevant market information and information about the financial instrument, specifically, the value of the underlying financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument.

    Accounts receivable from and payable to customers include amounts due on cash transactions. Securities owned by customers are held as collateral for these receivables. Such collateral is not reflected in the consolidated financial statements.

    Securities sold under agreements to resell are treated as financing arrangements and are carried at contract amounts reflecting the amounts at which the securities will be subsequently resold as specified in the respective agreements. The Company takes possession of the underlying securities purchased under agreements to resell and obtains additional collateral when the market value falls below the contract value.

    Government and agency securities and certain other debt obligations transactions are recorded on a trade date basis. All other securities transactions are recorded on a settlement date basis and adjustments are made to a trade date basis, if significant.

    Securities owned are carried at market value. Changes in unrealized appreciation (depreciation) arising from fluctuations in market value or upon realization of security positions are reflected in revenues, principal transactions-net, investment.

    Furniture and equipment are carried at cost and are depreciated on a straight-line basis over the estimated useful life of the related assets ranging from four to ten years.

    Deferred income taxes in the accompanying financial statements reflect temporary differences in reporting results of operations for income tax and financial accounting purposes.

    The assets and liabilities of the consolidated financial statements were translated into the U.S. dollar currency from the Austrian Schilling at the exchange rates prevailing at the respective dates of the consolidated statements of financial condition. Revenues and expenses are translated at the average exchange rates during the corresponding periods. The gains or losses resulting from translating foreign currency financial statements into U.S. dollars are included as a separate component of stockholders' equity. Gains or losses resulting from foreign currency transactions are included in the consolidated statements of operations.

    Assets and liabilities of the Company's foreign subsidiaries were translated into the Austrian Schilling from the respective foreign currency at the exchange rates prevailing at the respective dates of the statements of financial condition. Revenues and expenses are translated at the average exchange rates during the

                     EASTBROKERS BETEILIGUNGS AKTIENGESELLSCHAFT
                         (A COMPANY INCORPORATED IN AUSTRIA)

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                         FOR THE YEAR ENDED DECEMBER 31, 1995

 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    corresponding periods. The gains or losses resulting from translating foreign currency financial statements into U.S. dollars are included as a separate component of stockholders' equity. Gains or losses resulting from foreign currency transactions are included in the consolidated statements of operations.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    For purposes of the consolidated statement of cash flows, the Company considers all demand deposits held in banks and highly liquid investments with original maturities of ninety days or less other than those held for sale in the ordinary course of business to be cash and cash equivalents.

 2. RELATED PARTY TRANSACTIONS

    In the normal course of business, the Company provides brokerage services including clearance, investment banking and related activities for some of its affiliates. The amounts related to such activities are not significant.

 3. CASH AND SECURITIES SEGREGATED UNDER FEDERAL AND OTHER REGULATIONS

    Cash of $6,168 and $43,385 as of December 31, 1994 and 1995, respectively, have been segregated in special reserve bank accounts for the benefit of customers in accordance with regulations under Austrian law.

 4. INVESTMENTS HELD FOR RESALE

    The Company is currently holding two investments in the capital stock of unconsolidated affiliated companies for sale, at cost, to certain stockholders of the Company. These investments are being carried at the Company's original cost which approximates the estimated market value of these investments.

 5. INVESTMENTS IN AFFILIATED COMPANIES

         Investment in WMP Borsenmakler Aktiengesellschaft

    During the years ended December 31, 1994, and 1995, the Company had acquired a total of twenty-two percent and forty-eight percent, respectively, of the outstanding capital stock of WMP Borsenmakler Aktiengesellschaft ("WMP"). The total cost of this acquisition was 36,756,375 Austrian Schillings (approximately $3,600,000). WMP is a stock broker-dealer in Vienna, Austria. WMP is licensed as a Class B bank under Austrian law. A Class B bank may, at its discretion, conduct any of the normal activities associated with a bank with one major exception: it cannot accept customer deposits. Although WMP has the ability to lend funds to unrelated third parties, it has chosen not to actively pursue this line of business.

    The Company accounts for this investment using the equity method of accounting. The carrying value of this investment was $1,770,983 and $4,663,741 at December 31, 1994 and 1995, respectively. Summarized statements of financial condition and statements of operations information for WMP for the years ended December 31, 1994 and 1995 were as follows:

                                                      1994             1995
                                                  ------------      ----------

    Summarized Statements of Financial Condition
      Total assets                                $ 11,470,504     $ 14,971,955
                                                  ------------      -----------
      Total liabilities                              1,565,835        2,868,778
                                                  ------------     ------------
      Stockholders' equity                        $  9,904,669     $ 12,103,177
                                                  ------------     ------------
                                                  ------------     ------------

                     EASTBROKERS BETEILIGUNGS AKTIENGESELLSCHAFT
                         (A COMPANY INCORPORATED IN AUSTRIA)

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                         FOR THE YEAR ENDED DECEMBER 31, 1995


 5. INVESTMENTS IN AFFILIATED COMPANIES (CONTINUED)

         Investment in WMP Borsenmakler Aktiengesellschaft (continued)

                                                    1994            1995
                                              --------------    ------------
    Summarized Income Statement
      Revenues                                 $   4,257,821      4,832,466
      Expenses                                     2,853,124      3,463,296
                                               --------------   ------------
      Net income                               $   1,404,697    $ 1,369,170
                                               --------------   ------------
                                               --------------   ------------

         Investments in Other Unconsolidated Affiliates

    The Company also has other investments in unconsolidated affiliates accounted for using the equity method of accounting. These investments are primarily in the start-up phase and were not actively operating at December 31, 1994 and 1995. Unconsolidated affiliate investments included here are as follows: Eastbrokers - Sofia, Eastbrokers - Ljubljana, Eastbrokers - Zagreb, Eastbrokers - Kazakhstan, Eastbrokers - Moskow, Slovakia Industries, and TRUD Investments. The combined carrying amount of these investments was $239,575 and $883,081 at December 31, 1994 and 1995, respectively.

6.  INCOME TAXES

    Income taxes at statutory rates included in the consolidated statements of operations represent the following:

                                   Current        Deferred        Total
                                  ------------   ------------   ------------

    Year ended December 31, 1994  $   93,191     $   20,455     $   113,646
                                  ------------   ------------   ------------
                                  ------------   ------------   ------------

    Year ended December 31, 1995  $   213,262    $   40,459     $   253,721
                                  ------------   ------------   ------------
                                  ------------   ------------   ------------

    The temporary differences giving rise to the deferred tax asset at December 31, 1994 and 1995 are primarily from the valuation of the securities portfolios and net operating loss carryforwards for tax purposes. The net operating loss carryforwards are approximately 5,400,000 Austrian Schillings and 4,200,000 Austrian Schillings, respectively. These net operating losses are available for carryforward indefinitely. These carryforwards are available to reduce future income taxes in Austria of approximately 1,800,000 Austrian Schillings and 1,400,000 Austrian Schillings, respectively at the current statutory rates. This is equivalent to approximately $170,000 and $142,000.

    The significant components of the net deferred tax assets as of December 31 were as follows:


                                                        1994            1995
                                                    -----------     ------------

    Deferred tax asset
      Net operating loss carryforwards             $   236,708      $   142,000

    Deferred tax liability
      Valuation adjustment to market value for
        the securities portfolios                      (68,176)             --
                                                    -----------     ------------
      Net deferred tax asset                      $    168,532      $   142,000
                                                   ------------     ------------
                                                   ------------     ------------

                     EASTBROKERS BETEILIGUNGS AKTIENGESELLSCHAFT
                         (A COMPANY INCORPORATED IN AUSTRIA)

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                         FOR THE YEAR ENDED DECEMBER 31, 1995



 6. INCOME TAXES (CONTINUED)

    There are no valuation allowances recorded against deferred tax assets at December 31, 1994 and 1995 since management believes there will be sufficient taxable income in future years to fully utilize this tax benefit.

 7. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

    In the normal course of business, the Company's customer, trading and correspondent clearance activities involve the execution, settlement and financing of various securities and financial instrument transactions. The execution of these transactions includes the purchase and sale of securities. These activities may expose the Company to off-balance sheet risk in the event the customer or counterparty to the transaction is unable to fulfill its contractual obligations and the collateral is not sufficient to fully cover losses. In these situations, the Company may be required to purchase or sell financial instruments at prevailing market prices which may not fully cover the obligations of its customers or counterparties.
    The Company limits this risk by requiring customers and counterparties to maintain a satisfactory level of collateral as determined by the Company.

 8. CONCENTRATIONS OF CREDIT RISK

    As a securities broker and dealer in Eastern Europe, the Company is engaged in various securities trading and brokerage activities servicing a diverse group of domestic and foreign corporations, governments, institutional and individual investors substantially all of whom are located in Western Europe. Generally, substantially all of the Company's transactions are collateralized. The Company's exposure to credit risk associated with the non-performance of these customers in fulfilling their contractual obligations pursuant to these securities transactions, can be directly impacted by volatile securities markets, credit markets and regulatory changes. Credit risk is the amount of accounting loss the Company would incur if a counterparty failed to perform its obligations under contractual terms and the collateral held, if any, was deemed insufficient.

    At various times throughout the year, the Company maintained balances in various financial institutions in excess of insured limits. The insured limit per account is 200,000 Austrian Schillings.

 9. SHORT-TERM BORROWINGS

         Lines of Credit

    Short-term borrowings are from financial institutions and are demand obligations at interest rates between 7.50 percent and 13.50 percent. As of December 31, 1994 and 1995, the amounts borrowed under these arrangements totaled $640,527 and $1,624,961, respectively.

         Affiliated Companies

    At various times throughout the year, the Company received operating advances from its affiliates. These advances are due on demand, typically short-term in nature and not subject to interest charges.

10. LONG-TERM BORROWINGS

    During 1995, the Company issued bonds with a face value of 25,000,000 Austrian Schillings in a public offering. These bonds are unsecured and bear interest at ten percent payable on an annual basis. These bonds and the corresponding unpaid accrued interest are due and payable in full on July 31, 1997.

11. OFFICE LEASES

    The Company and its subsidiaries lease their office space at the various locations under operating leases. The various operating leases contain cancellation clauses whereby the Company may cancel the lease with

                     EASTBROKERS BETEILIGUNGS AKTIENGESELLSCHAFT
                         (A COMPANY INCORPORATED IN AUSTRIA)

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                         FOR THE YEAR ENDED DECEMBER 31, 1995



11. OFFICE LEASES (CONTINUED)

    ninety days written notice. For the years ended December 31, 1994 and 1995, rent expense under these leases was approximately $73,000 and $173,000, respectively.

12. CAPITAL STOCK

    The Company was authorized to issue shares with a total combined par value of 36,000,000 and 54,000,000 Austrian Schillings at December 31, 1994 and 1995, respectively. In the event additional shares will be offered to the public, the Board of Directors will determine which type and the corresponding par value of the shares to be issued. Total par value of the shares issued and outstanding was 36,000,000 and 54,000,000 Austrian Schillings at December 31, 1994 and 1995, respectively. The authorized, issued, and outstanding shares of capital stock at December 31, 1994 and 1995 were as follows:

         REGISTERED SHARES

    Two classes of registered shares have been issued as of December 31, 1994 and 1995. The primary difference between these two classes is in the par value. One class has a par value of 500,000 Austrian Schillings and the other has a par value of 1,000 Austrian Schillings. Total par value of the authorized, issued, and outstanding registered shares was 1,001,000 Austrian Schillings at December 31, 1994 and 1995.

    There are two authorized, issued, and outstanding shares with a par value of 500,000 Austrian Schillings. Total par value of this class of issued registered shares was 1,000,000 Austrian Schillings at December 31, 1994 and 1995. Each of these registered shares grants the right to name one person to the board of directors.

    There is one authorized, issued, and outstanding share with a par value of 1,000 Austrian Schillings. Total par value of this class of issued registered shares was 1,000 Austrian Schillings at December 31, 1994 and 1995. Each of these registered shares grants the right to name one person to the board of directors.

         BEARER SHARES

    Two classes of bearer shares have been issued as of December 31, 1994 and 1995. The primary difference between these two classes is in the par value. One class has a par value of 1,000 Austrian Schillings and the other has a par value of 100 Austrian Schillings. Total par value of the authorized, issued, and outstanding bearer shares was 34,999,000 and 52,999,000 Austrian Schillings at December 31, 1994 and 1995, respectively.

    There are 120 authorized, issued, and outstanding shares with a par value of 1,000 Austrian Schillings. Total par value of this class of issued bearer shares was 120,000 Austrian Schillings at December 31, 1994 and 1995.

    There are 348,790 and 528,790 authorized, issued, and outstanding shares with a par value of 100 Austrian Schillings at December 31, 1994 and 1995, respectively. Total par value of this class of issued bearer shares was 34,879,000 Austrian Schillings and 52,879,000 Austrian Schillings at December 31, 1994 and 1995, respectively.

13. NET CAPITAL REQUIREMENTS

    The Company along with certain Austrian and foreign subsidiaries of the Company are subject to minimum net capital requirements of their respective regulatory agencies. As of December 31, 1994 and 1995, the Company and its subsidiaries were in compliance with all applicable regulatory capital adequacy requirements.

                     EASTBROKERS BETEILIGUNGS AKTIENGESELLSCHAFT
                         (A COMPANY INCORPORATED IN AUSTRIA)

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                         FOR THE YEAR ENDED DECEMBER 31, 1995



14. EARNINGS (LOSS) PER SHARE

    Earnings (loss) per share is computed by dividing net income (loss) applicable to capital stock by the proportionate share of the cumulative par value of each class of stock outstanding for each period presented.

15. SUBSEQUENT EVENTS

    In June 1996, the Company purchased a Warsaw, Poland based securities company WDM Securities. This purchase allows the Company to be a full member and shareholder of the Warsaw Stock Exchange. The total investment is approximately $1.2 million and provides for an 89% ownership interest in this new subsidiary. The Company expects to assume control of this new subsidiary's operations in September 1996.

    In April 1996, the Company entered into a preliminary agreement with a U.S. Company, Czech Industries, Inc. to provide financing to the Company. Under the terms of this agreement, Czech Industries, Inc. will provide up to $5.5 million at terms yet to be negotiated. This agreement contains various covenants and conditions which will be fulfilled prior to the receipt of financing by Czech Industries, Inc.

                         WMP BORSENMAKLER AKTIENGESELLSCHAFT
                         (A COMPANY INCORPORATED IN AUSTRIA)

                                 FINANCIAL STATEMENTS

                                    MARCH 31, 1996

                         WMP BORSENMAKLER AKTIENGESELLSCHAFT
                         (A COMPANY INCORPORATED IN AUSTRIA)

                            INDEX TO FINANCIAL STATEMENTS


                                                                     PAGE
                                                                   --------

    Report of Independent Public Accountants                         F-2

    Financial Statements

       Statements of Financial Condition                             F-3

       Statements of Operations                                      F-4

       Statements of Changes in Stockholders' Equity                 F-5

       Statements of Cash Flows                                      F-6

       Notes to Financial Statements                                 F-7

                       REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors and Stockholders
    WMP Borsenmakler Aktiengesellschaft

The statements of financial condition of WMP Borsenmakler Aktiengesellschaft, as of December 31, 1994 and 1995, and the related statements of operations, changes in stockholders' equity and cash flows for the years then ended have been prepared from the financial statements, which are not presented separately herewith, of WMP Borsenmakler Aktiengesellschaft presented in accordance with generally accepted accounting principles in Austria, as described in Note 1. We have reviewed for compilation only the financial statements, and, in our opinion, those statements have been properly compiled from the amounts and notes of the underlying financial statements of WMP Borsenmakler Aktiengesellschaft, on the basis described in Note 1.

The financial statements for WMP Borsenmakler Aktiengesellschaft, presented in accordance with generally accepted accounting principles in Austria were audited by other auditors as set forth in their reports included elsewhere herewith. We have not been engaged to audit the financial statements of WMP Borsenmakler Aktiengesellschaft in accordance with generally accepted auditing standards and to render an opinion as to the fair presentation of such financial statements in accordance with generally accepted accounting principles in Austria.

The statements of WMP Borsenmakler Aktiengesellschaft in accordance with generally accepted accounting principles in Austria have been converted to the accompanying financial statements presented in accordance with generally accepted accounting principles in the United States of America, on the basis described in Note 1. We have reviewed this conversion and, in our opinion, the compiled financial statements described in the first paragraph of this report have been properly converted to a presentation in accordance with generally accepted accounting principles in the United States of America.

The United States dollar amounts shown in the accompanying financial statements have been translated solely for convenience. We have reviewed this translation and, in our opinion, the compiled financial statements expressed in Austrian Schillings have been translated into dollars on the basis described in Note 1.



July 1, 1996

                         WMP BORSENMAKLER AKTIENGESELLSCHAFT
                         (A COMPANY INCORPORATED IN AUSTRIA)

                          STATEMENTS OF FINANCIAL CONDITION

                                                          DECEMBER 31,              MARCH 31,
                                                      --------------------          ----------
                                                        1994           1995           1996
                                                      --------       --------       ----------
                                                          (UNAUDITED)               (UNAUDITED)
ASSETS
  Cash and cash equivalents                       $    2,557,039    $3,278,718         $64,801
  Cash and securities segregated for regulatory
    purposes or deposited with clearing organizations    643,505       696,838         690,321
  Securities borrowed                                       -             -             42,372
  Receivables
    Affiliated companies                               1,683,193     2,767,978       2,971,492
    Other                                                285,315     1,091,440       2,221,634
  Securities owned, at value
    Government and agencies                               46,946       158,862         256,163
    Corporate debt                                        27,790        15,511          15,550
  Equities and other                                   2,229,528     3,744,566       5,736,612
  Furniture and equipment, at cost (net of accumulated
    depreciation and amortization of $235,493,
    $346,242, and $373,929, respectively)                343,887       248,177         259,242
  Deferred taxes                                       3,123,916     2,676,781       2,405,307
  Investments held for resale                            258,732          -               -
  Other assets                                           270,653       293,084         284,229
                                                      ----------    ----------      ----------
                                                      ----------    ----------      ----------
      Total Assets                                   $11,470,504   $14,971,955     $14,947,723
                                                      ----------    ----------      ----------
LIABILITIES AND STOCKHOLDERS' EQUITY
  Short-term borrowings                                 $140,691      $101,507         $96,300
  Payables
    Customers                                               -             -             95,322
    Affiliated companies                                    -          311,131         300,084
    Other                                                   -          203,406         193,312
  Accounts payable and accrued expenses                  352,988     1,061,134         999,589
                                                      ----------    ----------      ----------
                                                         493,679     1,677,178       1,684,607
  Long-term borrowings                                 1,072,156     1,191,600       1,155,600
                                                      ----------    ----------      ----------
      Total liabilities                                1,565,835     2,868,778       2,840,207
                                                      ----------    ----------      ----------
  Stockholders' equity
    Capital stock
      Registered (2 shares at 500,000 ATS)                91,700        91,700          91,700
      Bearer (890,000 shares at 100 ATS)               8,161,300     8,161,300       8,161,300
    Unrestricted retained earnings                     1,512,183     2,798,235       3,170,537
    Restricted retained earnings                         136,633       219,751         219,751
    Cumulative translation adjustment                      2,853       832,191         464,228
                                                      ----------    ----------      ----------
      Total stockholders' equity                       9,904,669    12,103,177      12,107,516
                                                      ----------    ----------      ----------
      Total Liabilities and Stockholders' Equity     $11,470,504   $14,971,955     $14,947,723
                                                      ----------    ----------      ----------
                                                      ----------    ----------      ----------

                    See Report of Independent Public Accountants.

                          See notes to financial statements.

                         WMP BORSENMAKLER AKTIENGESELLSCHAFT
                         (A COMPANY INCORPORATED IN AUSTRIA)

                               STATEMENTS OF OPERATIONS


                                                            YEARS ENDED             THREE MONTHS ENDED
                                                            DECEMBER 31,                 MARCH 31,
                                                      -----------------------       ---------------------
                                                        1994           1995           1995          1996
                                                      --------       --------       --------       -------
                                                             (UNAUDITED)                 (UNAUDITED)
Revenues
  Commissions                                       $  751,558    $   955,302     $ 264,401      $ 217,189
  Interest and dividends                                94,662        109,071        13,173         16,013
  Principal transactions-net
    Trading                                          3,033,905      3,603,650       223,952        440,311
    Investment                                         (46,190)      (354,674)      (59,410)       362,587
  Management fees                                      368,340            298          -              -
  Other                                                 55,546        518,819         3,214          1,177
                                                     ----------     ----------    ----------     ----------
       Total revenues                                4,257,821      4,832,466       445,330      1,037,277
                                                     ----------     ----------    ----------     ----------
Costs and expenses
  Compensation and benefits                            484,706      1,343,014       115,884        203,668
  Consulting fees                                      579,785        124,079          -              -
  Interest                                             110,604        128,389       174,622
  Brokerage, cleaning, exchange fees, and other        121,293        129,912        21,447           -
  Occupancy and equipment                              166,493        177,116        52,155         33,759
  Communications                                        83,905        115,368        31,504         21,524
  Professional fees                                    132,527        144,498          -              -
  General and administrative                           339,641        485,637       244,822        174,622
  Depreciation and amortization                         88,538        109,953        24,594         12,858
                                                     ----------     ----------    ----------     ----------
       Total costs and expenses                      2,129,492      2,757,966       493,763        473,183
                                                     ----------     ----------    ----------     ----------
Income (loss) before provision for
  (benefit from) income taxes                        2,128,329      2,074,500       (48,433)       564,094
Provision for (benefit from) income taxes              723,632        705,330       (16,466)       191,792
                                                     ----------     ----------    ----------     ----------
Net income (loss)                                   $1,404,697    $ 1,369,170     $ (31,967)     $ 372,302
                                                     ----------     ----------    ----------     ----------
                                                     ----------     ----------    ----------     ----------
Weighted capital shares outstanding
  Registered                                                 2              2             2              2
                                                     ----------     ----------    ----------     ----------
                                                     ----------     ----------    ----------     ----------
  Bearer                                               890,000        890,000       890,000        890,000
                                                     ----------     ----------    ----------     ----------
                                                     ----------     ----------    ----------     ----------
Earnings (loss) per capital share
  Registered                                        $ 7,803.87    $  7,606.50     $ (177.59)     $2,068.34
                                                     ----------     ----------    ----------     ----------
                                                     ----------     ----------    ----------     ----------
  Bearer                                            $     1.56    $      1.52     $   (0.04)     $    0.41
                                                     ----------     ----------    ----------     ----------
                                                     ----------     ----------    ----------     ----------


                    See report of Independent Public Accountants.

                          See notes to financial statements.

                         WMP BORSENMAKLER AKTIENGESELLSCHAFT
                         (A COMPANY INCORPORATED IN AUSTRIA)

                    STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

          FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995 (UNAUDITED) AND THE
                    THREE MONTHS ENDED MARCH 31, 1996 (UNAUDITED)


                                                               UNRESTRICTED      RESTRICTED    CUMULATIVE
                                               CAPITAL           RETAINED        RETAINED      TRANSLATION
                                               STOCK             EARNINGS        EARNINGS      ADJUSTMENT         TOTAL
                                               ------------      ----------      ----------    -----------      ---------
Balances at December 31, 1993                   $8,253,000       $ 174,843        $69,276     $ (962,763)    $7,534,356
Net income                                            -          1,404,697           -              -         1,404,697
Restriction of retained earnings in
  accordance with regulatory requirements             -            (67,357)        67,357           -              -
Translation adjustment                                -               -              -           965,616        965,616
                                               ------------      ----------     ----------    -----------      ---------
Balances at December 31, 1994                    8,253,000       1,512,183        136,633          2,853      9,904,669

Net income                                            -          1,369,170           -              -         1,369,170
Restriction of retained earnings in
  accordance with regulatory requirements             -            (83,118)        83,118           -              -
Translation adjustment                                -               -              -           829,338        829,338
                                               ------------      ----------     ----------    -----------      ---------
Balances at December 31, 1995                    8,253,000       2,798,235        219,751        832,191     12,103,177

Net income                                            -            372,302           -              -           372,302
Translation adjustment                                -               -              -          (367,963)      (367,963)
                                               ------------      ----------     ----------    -----------      ---------
Balances at March 31, 1996                      $8,253,000     $ 3,170,537     $  219,751       $464,228    $12,107,516
                                               ------------      ----------     ----------    -----------      ---------
                                               ------------      ----------     ----------    -----------      ---------

                    See Report of Independent Public Accountants.

                          See notes to financial statements.

                         WMP BORSENMAKLER AKTIENGESELLSCHAFT
                         (A COMPANY INCORPORATED IN AUSTRIA)

                               STATEMENTS OF CASH FLOWS



                                                            YEARS ENDED                 THREE MONTHS ENDED
                                                            DECEMBER 31,                     MARCH 31,
                                                     -------------------------      -------------------------
                                                         1994           1995           1995           1996
                                                    ------------    -----------     ----------    -----------
                                                             (UNAUDITED)                    (UNAUDITED)
Cash flows from operating activities
  Net income (loss)                                 $ 1,404,697     $1,369,170      $ (31,967)    $  372,302
  Adjustments to reconcile net income (loss) to net
    cash provided by (used in) operating activities:
    Depreciation and amortization                        88,538        109,953         24,594         12,858
    Deferred taxes                                      723,632        705,330        (16,466)       191,792
                                                    ------------    -----------    -----------    -----------
                                                      2,216,867      2,184,453        (23,839)       576,952
    Changes in operating assets and liabilities
      Cash and securities segregated for
        regulatory purposes                            (119,345)       (53,333)      (100,579)         6,517
      Securities borrowed                                  -              -             -            (42,372)
      Receivables
        Affiliated companies                         (1,518,284)    (1,084,785)      (787,233)      (203,514)
        Other                                         9,140,628       (806,125)      (197,256)    (1,130,194)
      Securities owned, at value                     (1,287,884)    (1,614,675)    (1,962,491)    (2,089,386)
      Other assets                                      (24,500)       (19,000)       (30,250)         7,500
      Payables
        Customers                                    (6,911,309)          -              -            95,322
        Affiliated companies                           (977,970)       311,131           -           (11,047)
        Other                                           (22,265)       203,406           -           (10,094)
      Accounts payable and accrued expenses          (1,826,486)       708,146         17,576        (61,545)
                                                    ------------    -----------    -----------    -----------
Net cash provided by (used in) operating activities  (1,330,548)      (170,782)    (3,084,072)    (2,861,861)
                                                    ------------    -----------    -----------    -----------
Cash flows from investing activities
  Net proceeds from (payments for)
    Sales of investment property                        101,158        354,442        258,732           -
    Purchases of furniture and equipment               (258,732)          -           (26,844)       (11,065)
                                                    ------------    -----------    -----------    -----------
Net cash provided by (used in) investing activities    (157,574)       354,442        231,888        (11,065)
                                                    ------------    -----------    -----------    -----------
Cash flows from financing activities
  Net proceeds from (payments for)
    Short-term financings                               (24,139)       (39,184)        18,619         (5,207)
                                                    ------------    -----------    -----------    -----------
Net cash provided by (used in) financing activities     (24,139)       (39,184)        18,619         (5,207)
                                                    ------------    -----------    -----------    -----------
Foreign currency translation adjustment                 654,012        577,203        764,572       (335,784)
                                                    ------------    -----------    -----------    -----------
Increase (decrease) in cash and cash equivalents       (858,249)       721,679     (2,068,993)    (3,213,917)
Cash and cash equivalents at beginning of period      3,415,288      2,557,039      2,557,039      3,278,718
                                                    ------------    -----------    -----------    -----------
Cash and cash equivalents at end of period           $2,557,039    $ 3,278,718     $  488,046     $   64,801
                                                    ------------    -----------    -----------    -----------
                                                    ------------    -----------    -----------    -----------
Supplemental disclosure of cash flow information
  Cash paid for interest                             $  110,604    $   128,389     $    3,357     $     -
                                                    ------------    -----------    -----------    -----------
                                                    ------------    -----------    -----------    -----------


                    See Report of Independent Public Accountants.

                          See notes to financial statements.

                         WMP BORSENMAKLER AKTIENGESELLSCHAFT
                         (A COMPANY INCORPORATED IN AUSTRIA)

                            NOTES TO FINANCIAL STATEMENTS
                         FOR THE YEAR ENDED DECEMBER 31, 1995



 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The Company's financial statements have been converted to generally accepted accounting principles in the United States ("U.S. GAAP"). The financial statements which were converted were prepared in accordance with the Austrian Commercial Code, which represents generally accepted accounting principles in Austria ("Austrian GAAP"). Generally accepted accounting principles in Austria vary in certain significant respects from generally accepted accounting principles in the United States. The primary significant differences are related to deferred income taxes and the valuation of the securities portfolios. These financial statements reflect, in the opinion of management, all adjustments (consisting of normal, recurring accruals) necessary for a fair presentation of the financial condition and results of operations of the Company.

    Substantially all of the Company's financial assets and liabilities, as well as financial instruments with off-balance sheet risk, are carried at market or fair values or are carried at amounts which approximate current fair value because of their short-term nature. Estimates of current value are made at a specific point in time, based on relevant market information and information about the financial instrument, specifically, the value of the underlying financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument.

    Accounts receivable from and payable to customers include amounts due on cash transactions. Securities owned by customers are held as collateral for these receivables. Such collateral is not reflected in the consolidated financial statements.

    Securities borrowed and securities loaned are financing arrangements which are recorded at the amount of cash collateral advanced or received. Securities borrowed transactions require the Company to deposit cash, letters of credit or other collateral with the lender. With respect to securities loaned, the Company receives collateral in the form of cash or other collateral in an amount generally in excess of the market value of securities loaned. The Company monitors the market value of securities borrowed and loaned on a daily basis with additional collateral obtained or refunded as necessary.

    Government and agency securities and certain other debt obligations transactions are recorded on a trade date basis. All other securities transactions are recorded on a settlement date basis and adjustments are made to a trade date basis, if significant.

    Securities owned are carried at market value. Changes in unrealized appreciation (depreciation) arising from fluctuations in market value or upon realization of security positions are reflected in revenues, principal transactions-net, investment.

    Furniture and equipment are carried at cost and are depreciated on a straight-line basis over the estimated useful life of the related assets ranging from four to ten years.

    Deferred income taxes in the accompanying financial statements reflect temporary differences in reporting results of operations for income tax and financial accounting purposes.

    The assets and liabilities of the Company were translated into the U.S. dollar currency from the Austrian Schilling at the exchange rates prevailing at the respective dates of the statements of financial condition. Revenues and expenses are translated at the average exchange rates during the corresponding periods. The gains or losses resulting from translating foreign currency financial statements into U.S. dollars are included as a separate component of stockholders' equity. Gains or losses resulting from foreign currency transactions are included in the statements of operations.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                         WMP BORSENMAKLER AKTIENGESELLSCHAFT
                         (A COMPANY INCORPORATED IN AUSTRIA)

                       NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                         FOR THE YEAR ENDED DECEMBER 31, 1995


 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    For purposes of the statement of cash flows, the Company considers all demand deposits held in banks and highly liquid investments with original maturities of ninety days or less other than those held for sale in the ordinary course of business to be cash and cash equivalents.


 2. RELATED PARTY TRANSACTIONS

    In the normal course of business, the Company provides brokerage services including clearance, investment banking and related activities for some of its affiliates. The amounts related to such activities are not significant.

 3. CASH AND SECURITIES SEGREGATED UNDER FEDERAL AND OTHER REGULATIONS

    Cash of $643,505 and $696,838 as of December 31, 1994 and 1995,
    respectively, have been segregated in special reserve bank accounts for the benefit of customers in accordance with regulations under Austrian law.

 4. RECEIVABLES FROM RELATED PARTIES

    At various times throughout the year, the Company provided operating advances to its affiliates. These advances are due on demand, typically short-term in nature and not subject to interest charges.

 5. BORROWINGS

    Short-term borrowings are from financial institutions and are demand obligations at interest rates between 8.25 percent and 8.50 percent. As of December 31, 1994 and 1995, the Company had borrowed approximately 1,500,000 Austrian Schillings and 1,022,000 Austrian Schillings, respectively, under these arrangements.

    The Company also finances its activities through a long-term borrowing arrangement with a bank. Under this arrangement, the Company is required to make annual interest payments in accordance with a formula provided by the loan document. The principal amount of this loan, 12,000,000 Austrian Schillings, is due and payable in its entirety on December 31, 2001, if not paid earlier. Fluctuations in the balances listed in the accompanying financial statements are due entirely to exchange rate differences between the Austrian Schilling and the U.S. dollar.

 6. INCOME TAXES

    Income taxes at statutory rates included in the statements of operations represent the following:

                                      Current      Deferred       Total
                                    ------------ ------------   ------------

    Year ended December 31, 1994    $   -        $   723,632    $   723,632
                                    ------------ ------------   ------------
                                    ------------ ------------   ------------
    Year ended December 31, 1995    $   -        $   705,330    $   705,330
                                    ------------ ------------   ------------
                                    ------------ ------------   ------------

    The temporary differences giving rise to the deferred tax asset at December 31, 1994 and 1995 are net operating loss carryforwards for tax purposes and the market value adjustment of the securities portfolio. The net operating loss carryforwards are approximately 100,000,000 Austrian Schillings and 80,000,000 Austrian Schillings, respectively. These net operating losses are available for carryforward indefinitely. These carryforwards are available to reduce future income taxes in Austria of approximately 34,700,000 Austrian Schillings and 27,000,000 Austrian Schillings, respectively at the current statutory rates. This is equivalent to approximately $3.1 million and $2.7 million U.S. dollars, respectively.

                         WMP BORSENMAKLER AKTIENGESELLSCHAFT
                         (A COMPANY INCORPORATED IN AUSTRIA)

                       NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                         FOR THE YEAR ENDED DECEMBER 31, 1995


 6. INCOME TAXES (CONTINUED)

    The significant components of the net deferred tax assets as of December 31 were as follows:

                                                1994                1995
                                            --------------      -------------
    Deferred tax asset
      Net operating loss carryforwards      $   3,179,612       $   2,746,717

    Deferred tax liability
      Valuation adjustment to market value for
      the securities portfolios                   (55,696)            (69,936)
                                            --------------      --------------

    Net deferred tax asset                  $   3,123,916       $   2,676,781
                                            --------------      --------------
                                            --------------      --------------

    There are no valuation allowances recorded against deferred tax assets at December 31, 1994 and 1995 since management believes there will be sufficient taxable income in future years to fully utilize this tax benefit.

 7. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

    In the normal course of business, the Company's customer, trading and correspondent clearance activities involve the execution, settlement and financing of various securities and financial instrument transactions. The execution of these transactions includes the purchase and sale of securities. These activities may expose the Company to off-balance sheet risk in the event the customer or counterparty to the transaction is unable to fulfill its contractual obligations and the collateral is not sufficient to fully cover losses. In these situations, the Company may be required to purchase or sell financial instruments at prevailing market prices which may not fully cover the obligations of its customers or counterparties.
    The Company limits this risk by requiring customers and counterparties to maintain a satisfactory level of collateral as determined by the Company.

 8. CONCENTRATIONS OF CREDIT RISK

    As a securities broker and dealer in Eastern Europe, the Company is engaged in various securities trading and brokerage activities servicing a diverse group of domestic and foreign corporations, governments, institutional and individual investors substantially all of whom are located in Western Europe. Generally, substantially all of the Company's transactions are collateralized. The Company's exposure to credit risk associated with the non-performance of these customers in fulfilling their contractual obligations pursuant to these securities transactions, can be directly impacted by volatile securities markets, credit markets and regulatory changes. Credit risk is the amount of accounting loss the Company would incur if a counterparty failed to perform its obligations under contractual terms and the collateral held, if any, was deemed insufficient.

    At various times throughout the year, the Company maintained balances in various financial institutions in excess of insured limits. The insured limit per account is 200,000 Austrian Schillings.

9.  CAPITAL STOCK

    The Company was authorized to issue shares with a total combined par value of 135,000,000 Austrian Schillings at December 31, 1994 and 1995. In the event additional shares will be offered to the public, the Board of Directors will determine which type and the corresponding par value of the shares to be issued. Total par value of the shares issued and outstanding was 90,000,000 Austrian Schillings at December 31, 1994 and 1995. The authorized, issued, and outstanding shares of capital stock at December 31, 1994 and 1995 were as follows:

                         WMP BORSENMAKLER AKTIENGESELLSCHAFT
                         (A COMPANY INCORPORATED IN AUSTRIA)

                       NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                         FOR THE YEAR ENDED DECEMBER 31, 1995


 9. CAPITAL STOCK (CONTINUED)

         REGISTERED SHARES

    Two authorized, issued, and outstanding shares with a par value of 500,000 Austrian Schillings. Total par value of issued registered shares was 1,000,000 Austrian Schillings at December 31, 1994 and 1995. Each of these registered shares grants the right to name one person to the board of directors.

         BEARER SHARES

    890,000 authorized, issued, and outstanding shares with a par value of 100 Austrian Schillings. Total par value of issued bearer shares was 89,000,000 Austrian Schillings at December 31, 1994 and 1995.

10. NET CAPITAL REQUIREMENTS

    The Company is subject to the minimum net capital requirements of its regulatory agencies. As of December 31, 1994 and 1995, the Company was in compliance with all applicable regulatory capital adequacy requirements.

11. EARNINGS (LOSS) PER SHARE

    Earnings (loss) per share is computed by dividing net income applicable to capital stock by the proportionate share of the cumulative par value of each class of stock outstanding for each period presented.